UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2009

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Periodic Reporting Update

NexCen Brands, Inc. (the “Company”) previously announced that it anticipated being able to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), which will include a restatement of its 2007 financial results, as well as its 2008 quarterly and annual reports, with the Securities and Exchange Commission (“SEC”) by March 31, 2009.  The Company will be delayed in filing these reports beyond March 31, 2009 by several weeks.

Although the Company has finalized the review of its 2007 financial statements, the Company believes that in order to ensure proper consideration of all events since the end of the 2007 fiscal year, it must complete the audit of its annual financial statements for 2008 prior to finalizing the amendment of the 2007 10-K.  The process of completing the preparation and audit of the 2008 financial statements is taking longer than originally anticipated.  In addition, because the Company will effectively be finalizing all five of the periodic reports to be filed before it files any of them, the filing of the amendment of the 2007 10-K is delayed.

After filing the amendment to the 2007 10-K, the Company expects to promptly file its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2008 and its Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 10-K”).  The Company will file a Form 12b-25 to report that it will be unable to timely file its 2008 10-K by March 31, 2009.  The Company is working expeditiously to complete the restatement process and file these reports as soon as possible.

SEC Investigation Update

As previously reported in a Current Report on Form 8-K filed on August 21, 2008, the Company has been voluntarily cooperating with the Staff of the SEC Division of Enforcement in its informal inquiry into matters relating to the Company’s January 2008 financing of its Great American Cookies acquisition.  In conversations with the Staff on March 16, 2009, the Company first became aware that the Staff had obtained a formal order of investigation from the SEC regarding these matters.  The Company is continuing to cooperate with the SEC in its investigation, and the formal order of investigation has had no impact on the timing of the Company’s work to complete the filing of its periodic reports discussed above or on the financial results contained in such periodic reports.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 27, 2009.

NEXCEN BRANDS, INC.

/s/ Kenneth J. Hall
By:	Kenneth J. Hall
Its:	Chief Executive Officer